Exhibit 99.4
EXECUTION COPY
PATENT LICENSE AGREEMENT
     This Patent License Agreement (this “Agreement”) is entered into as of April 14, 2009 (the “Effective Date”) by and between PGxHealth, LLC, a Delaware limited liability company (the “Licensor”) and Beckman Coulter, Inc., a Delaware corporation (“Beckman Coulter”).
Recitals
     WHEREAS, Licensor and/or its Affiliates have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of April 1, 2009 with Licensee, Beckman Coulter GmbH, a company registered under the laws of Republic of Germany and Beckman Coulter Holdings GmbH, a company registered under the laws of Republic of Germany, for the sale of all of the issued and outstanding capital stock of (i) Cogenics, Inc., a Delaware corporation, (ii) Epidauros Biotechnologie, Aktiengesellschaft, a company registered under the laws of the Republic of Germany, and (iii) Cogenics Genome Express, S.A., a French société anonyme simultaneously herewith; and
     WHEREAS, Licensor is the respective owner of or hold sublicensable rights in certain United States and non-U.S. patents and patent applications as more particularly described on Schedule A attached hereto and made a part hereof; and
     WHEREAS, in connection with the consummation of the transactions contemplated in the Purchase Agreement, Beckman Coulter desires to obtain from Licensor, a paid-up, perpetual, irrevocable and non-exclusive license or sublicense under the Licensed Patents (as defined in Section 1).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and valuable consideration delivered under the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows:
Agreement
Section 1. Definitions.
     As used in this Agreement:
     1.1 “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes hereof, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of equity interests, by contract or otherwise.
     1.2 “Field” shall mean any and all research, but shall specifically exclude the testing of a biological sample from a human individual to provide individual patient data to that individual or that individual’s caregiver for the ultimate purpose of diagnosing, or determining the susceptibility to, protection from or prognosis for developing a medical condition, disease, trait or drug response in and as specific to that individual.

     1.3 “Licensed Inventions” shall mean any product, method, apparatus or other invention that without the licenses granted herein, would infringe a valid and enforceable claim of a patent of the Licensed Patents.
     1.4 “Licensed Patents” shall mean all of a Licensor’s rights, title and interest in the patents and patent applications set forth on the attached Schedule A that Licensor has as of the Effective Date or may subsequently acquire, including all United States and non-U.S. patents and utility models and applications therefore claiming priority from the patents and patent applications listed in Schedule A, and all reissues, divisionals, reexamination certificates, renewals, extensions, continuations, continuations-in-part and patents by addition thereof.
     1.5 “Person” shall mean any individual, corporation, association, general partnership, limited partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.
     1.6 “Term” has the meaning set forth in Section 6.1.
     1.7 “Third Party” means any person or entity other than the parties to this Agreement and their respective Affiliates.
Section 2. License Grant.
     2.1 Licensed Rights. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Beckman Coulter and its Affiliates (collectively, the “Licensees”, and each, a “Licensee”) an irrevocable, paid-up, royalty-free, worldwide, non-exclusive license to develop, make, have made, use, offer to sell, sell, commercialize, import and export Licensed Inventions in the Field in accordance with the terms of this Agreement (the “Licensed Rights”).
Section 3. Prosecution, Maintenance, Regulatory and Commercialization Obligations.
     3.1 Maintenance. Licensor shall, at Licensor’s sole expense, pay all maintenance fees, maintain the existence and present status of any Licensed Patent, and, at its sole discretion, prosecute all pending applications for patents included within the Licensed Patents. Subject to any applicable revival rights of Licensor, if Licensor: (i) fails or elects not to pay any applicable maintenance fees for a Licensed Patent (ii) elects not to prosecute any applications for a Licensed Patent, or (iii) otherwise fails or elects not to maintain its ownership interest in any patent or application, excluding permitted assignments and transfers, included within the Licensed Patents, then Licensor shall provide notice to Licensees thereof and a Licensee shall then have the option to acquire all of the respective Licensor’s rights, title and interest in the subject Licensed Patent for ten dollars (US$10.00), subject to any pre-existing license or obligations of Licensor applicable to the subject Licensed Patent.
     3.2 Patent Marking. Licensee agrees to mark, and shall require in writing from any Affiliates that they mark, all manufactured Licensed Inventions subject to one or more claims of a patent under the Licensed Patents sold in the United States with all applicable United States patent numbers. All manufactured Licensed Inventions in other countries shall be marked in such a manner so as to conform to the patent laws and practice of the country of manufacture and/or sale.
Section 4. Infringement.
     4.1. Infringement by Third Parties. Licensee agrees to provide notice to the respective Licensor after becoming aware of any infringement of a Licensed Patent.
     4.2. Prosecution of Infringement. Licensor shall have the right, but not the obligation, at its own expense, to prosecute any Third Party infringement of the Patent Rights or to defend the Patent Rights in any declaratory judgment action brought by a Third Party which alleges invalidity, unenforceability, or non-infringement of a Licensed Patent. Licensor may in its discretion enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action as to a Licensed Patent; provided, Licensor shall advise respective Licensee via written notice of the details of the same.
Section 5. Representations & Indemnification,
     5.1 Authority. Licensor and each Licensee hereby represents and warrants that it has the full power and authority and requisite rights necessary to execute and deliver this Agreement and to perform all of its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action in respect thereof; and this Agreement constitutes the legal, valid and binding obligation, enforceable against one another in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     5.2 Indemnification. Licensor agrees to hold harmless and indemnify Licensees from any claim of infringement of a Licensed Patent asserted by any party against a Licensee practicing a Licensed Invention in accordance with the Licensed Rights set forth in Section 2.1.
Section 6. Term.
     6.1. Term. This Agreement shall commence on the Effective Date and shall remain in effect until the expiration of all issued patents within the Licensed Patents.
     6.2. Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the non-performing party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.
Section 7. General Provisions.
     7.1. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     7.2. Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.
     7.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.
     7.4. Assignment. A party may assign its rights under this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which Licensed Inventions relate.
     7.5. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
     7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, irrespective of any conflicts of law principles.
     7.7. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses of the parties:
if to Licensees:
Beckman Coulter, Inc.
Attention: General Counsel
4300 N. Harbor Blvd.
P.O. Box 3100
Fullerton, CA 92834-3100
Facsimile No.: (714) 773-6995
with a copy to (which shall not constitute notice):
Hunton & Williams LLP
Attention: G. Roth Kehoe, II
Bank of America Plaza
600 Peachtree Street, N.E., Suite 4100
Atlanta, Georgia 30308
Facsimile No.: (404) 602-9012

if to Licensor:
PGxHealth, LLC
Attention: Caesar J. Belbel, Executive Vice President and Chief Legal Officer
One Gateway Center, Suite 702
Newton, MA 02458
Facsimile No.: (617) 965-0445
with a copy to (which shall not constitute notice):
Cooley Godward Kronish LLP
Attention: Marc A. Recht
The Prudential Tower
800 Boylston Street, 46th Floor
Boston, MA 02199
Facsimile No.: (617) 937-2400
     All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Paragraph.
     7.8. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement.
     7.9. Non-Agency. Nothing contained herein shall be construed or interpreted to make either party the authorized agent or representative of the other or shall be construed to create expressly or by implication a partnership or joint venture relationship between the parties. Neither party is authorized to enter into an agreement or create any obligation on behalf of the other.
     7.10 Bankruptcy. Licensor and Licensee acknowledge that this Agreement and the licenses set forth herein constitute an executory agreement as provided in 11 U.S.C. Section 365(n) (the “Federal Bankruptcy Code”). The parties hereto each acknowledge that if it, as a debtor in possession or a trustee in bankruptcy in a case under the Federal Bankruptcy Code, rejects the licenses granted to the other party under this Agreement, the other party may elect to retain its rights therein and upon written request of the other party, it will not interfere with the right of the other party as provided in this Agreement.
     7.11 Survival. Sections 4, 5 and 7 of this Agreement shall survive the Term of this Agreement.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement, effective as of the Effective Date.

PGxHealth, LLC
By: PGxHealth Holding, Inc.
By:	/s/ Caesar J. Belbel
	Name:	Caesar J. Belbel
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Beckman Coulter, Inc.
By:	/s/ Richard Creager
	Name:	Richard Creager
	Title:	Group Vice President High Sensitivity Testing Business Immunoassay & Molecular Diagnostics

EXECUTION COPY
Schedule A
to
Patent License Agreement
MDR1
US 10/965348 (pending)
EP 1232260 (granted; validated in AT, BE, CH, DE, DK, ES, FR, GB, IE, IT, LU, MC, NL, SE)
CYP3A4
US 6929912 (granted)
US 10/070587 (pending)
EP 00964092.1 (pending)
CYP2B6
US 09/958635 (pending)
EP 01913809.8 (pending)
CYP3A5
EP 1358353 (granted; validated in BE, CH, DE, ES, FR, GB, IE, IT, LU, MC)
CYP2C8
US 10/479225 (pending)
EP 02776511.4 (pending)
CYP2D6
US 10/635780 (pending)
GSTT1
US 6723508 (granted)
FCGR3A
US 5985561 (granted)
US 10/492183 (pending)
US 11/629808 (pending)
US 11/597981 (pending)
EP 02782887.0 (pending)
EP 05768688.3 (pending)